UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 Resignation and Election of Director

On December 17, 2020, S. Michael Rudolph resigned as a director of Marathon Patent Group, Inc. (the “Company”) and as a member of its Board committees and Chair of its Nominating and Corporate Governance Committee. On the same date, the Company’s Board appointed Peter Benz as a director to fill the vacancy created by Michael Rudolph’s resignation. Mr. Benz was also appointed to be a member of the Company’s Audit Committee and Compensation Committee and as the Chair of its Nominating and Corporate Governance Committee.

Peter Benz, 60, is currently the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. From March 2015 until January 2019, Mr. Benz served as a director of Fluent, Inc, a leading performance marketing company. Since March 26, 2018, Mr. Benz has served as a director of Red Violet, a data analytics company. From June 2016 to May 2018, Mr. Benz served as a director of Lilis Energy Inc., an onshore oil and natural gas exploration and production company. From January 2012 until its merger with Lilis Energy Inc. in June 2016, Mr. Benz served as a director of Brushy Resources, Inc. (formerly known as Starboard Resources, Inc.), an onshore oil and natural gas exploration and production company, and became its Chairman on November 24, 2015. From October 2014 to January 2018, Mr. Benz served as a director of Usell.com, a technology based online market place, and Mr. Benz served as a director and Chairman of the Board of Optex Systems, Inc., a manufacturer of optical systems for the defense industry from November 2014 to August 2018. Mr. Benz earned a Bachelor of Business Administration from the University of Notre Dame. The Board of Directors believes Peter Benz is suited to be a director due to his longstanding experience with public companies.

Mr. Benz was set forth as a director nominee in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on November 2, 2020 to replace Mr. Rudolph, who was to stand for reelection. Due to the postponement of the Company’s Annual Meeting, Mr. Rudolph opted to resign on the date on which the Annual Meeting was originally scheduled to occur, and Mr. Benz has been appointed to fill the vacancy and will stand for election at the Annual Meeting, as contemplated.

ITEM 8.01 Other Information

The Company has determined to postpone its Annual Meeting of Shareholders, originally scheduled to be held on December 17, 2020 to January 15, 2021. The Annual Meeting will now be held on January 15, 2021 at 10 AM local time at the Company’s offices at 1180 N. Town Center Drive, Suite 100, Las Vegas, Nevada 89144. The postponement is to enable further shareholders to vote their shares in order to meet the 50.1% quorum requirement for the Company to hold its Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2020

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer